Exhibit 99.1

NEWS

CONTACT:	Jeff Schweitzer UNIVEST CORPORATION OF PENNSYLVANIA Chief Financial Officer 215-721-2458, schweitzerj@univest.net
FOR IMMEDIATE RELEASE
UNIVEST CORPORATION OF PENNSYLVANIA — UNIVEST NATIONAL
BANK AND TRUST CO. — REPORTS FIRST QUARTER EARNINGS
SOUDERTON, Pa., April 27, 2011 — Univest Corporation of Pennsylvania (NASDAQ: UVSP), parent company of Univest National Bank and Trust Co., a full-service financial institution with 135 years of experience in delivering financial solutions including personal and business banking, online banking, residential mortgages, insurance products, investment and wealth advisory solutions, today announced financial results for the first quarter. Univest reported net income of $3.9 million or $0.23 diluted earnings per share for the quarter ended March 31, 2011, compared to $3.0 million or $0.18 diluted earnings per share for the comparable period in the prior year.
Deposits
Non-interest bearing deposits increased for the quarter by $9.2 million from December 31, 2010 as a result of successful campaigns to attract new consumer and business checking accounts. This increase was offset by a decline in NOW, money market and savings accounts of $23.2 million and time deposits of $7.0 million. At March 31, 2011, total non-time deposits increased $112.8 million or 9.88% over the comparable quarter ended March 31, 2010. The increase consisted of an increase of $33.4 million in non-interest bearing deposits and $79.4 million in NOW, money market and savings accounts. These increases were offset by a decline in time deposits of $20.2 million.
Loans
Gross loans and leases declined for the quarter by $29.0 million from December 31, 2010 primarily due to less credit demand and utilization of lines by both businesses and consumers responding to the current economic environment. Commercial loans and consumer loans declined $25.1 million and $1.9 million, respectively, during the quarter, while residential mortgage loans increased $2.9 million. Gross loans and leases increased slightly by $14.3 million compared to March 31, 2010.

Net Interest Income and Margin
Net interest income of $18.8 million increased $1.7 million, or 10.00%, in the first quarter of 2011 over the first quarter of 2010. The net interest margin on a tax-equivalent basis for the first quarter of 2011 increased 6 basis points to 4.24% from 4.18% for the fourth quarter ended December 31, 2010 and 25 basis points compared to 3.99% for the first quarter of 2010.
The increase in the net interest income and the net interest margin can be attributed to declines in the cost of interest-bearing liabilities, primarily time deposits as well as regular savings accounts and declines in the volume of Federal Home Loan Bank (FHLB) borrowings, exceeding the declines in yields on total interest-earning assets. The Corporation experienced core deposit growth in 2010 which allowed the Corporation to repay its maturing FHLB advances reducing FHLB advances from $64 million at March 31, 2010 to $5 million at December 31, 2010. FHLB advances at March 31, 2011 remained at $5 million.
Non-Interest Income
For the quarter ended March 31, 2011, Univest reported total non-interest income of $7.8 million compared to $8.2 million for the comparable period in the prior year. This 5.46% decrease is a result of the challenging economic climate and increased regulatory requirements. Service charges on deposit accounts declined by $446 thousand primarily due to the amendments to Regulation E which were implemented on August 15, 2010. Additionally, net gain on mortgage banking activities declined $485 thousand as a result of negative fair value adjustments on the mortgage pipeline as mortgage demand has softened due to a continued slow purchase market for housing. These unfavorable variances were partially offset by increases in trust fee income and investment and advisory commissions and fees due to a rebounding equity market and customers increasing willingness to invest. Additionally, the first quarter of 2010 was impacted by a net loss on the ineffective portion of a fair value swap of $310 thousand which was terminated in August 2010.
Non-Interest Expense
Non-interest expense for the first quarter of 2011 decreased $333 thousand or 1.95% compared to the first quarter of 2010 as a result of a decline in salaries and benefits expenses of $828 thousand. The decline is primarily a result of higher deferred loan origination costs, lower healthcare costs and reduced pension plan expenses. The Corporation implemented higher deferred loan origination costs commencing during the fourth quarter of 2010 based upon an in-depth study performed which incorporated management’s additional review time in connection with the loan approval process in the current economic environment. These decreases were partially offset by increases in premises and equipment expense, deposit insurance premiums and interchange expenses.

Asset Quality and Provision for Loan and Lease Losses
Nonaccrual loans and leases, including nonaccrual troubled debt restructured loans, were $38.6 million at March 31, 2011 compared to $45.2 million at December 31, 2010 and $34.9 million at March 31, 2010. Accruing troubled debt restructured loans increased from $550 thousand at December 31, 2010 to $5.1 million at March 31, 2011 primarily due to the restructuring of two large real estate construction loan relationships. Nonperforming loans and leases as a percentage of total loans and leases equaled 3.07% at March 31, 2011 compared to 3.16% at December 31, 2010 and 2.58% at March 31, 2010. Other real estate owned increased from $2.4 million at December 31, 2010 to $6.1 million at March 31, 2011 and consists of five properties. Three of the five properties, which aggregate $3.0 million, are currently under agreements of sale. Net loan and lease charge-offs for the quarter were $3.2 million compared to $4.3 million for the previous three months.
The provision for loan and lease losses was $5.1 million for the first quarter of 2011 compared to $6.3 million for the quarter ended December 31, 2010 and $4.9 million for the quarter ended March 31, 2010. As a result of the provision exceeding net charge-offs combined with the decline in outstanding loans during the quarter, the allowance for loan and lease losses as a percentage of total loans and leases increased to 2.27% at March 31, 2011 from 2.10% at December 31, 2010 and 1.90% at March 31, 2010. The allowance for loan and lease losses to nonperforming loans and leases equaled 74.12% at March 31, 2011 which increased from 66.48% at December 31, 2010. The allowance for loan and lease losses to nonperforming loans and leases was 73.45% at March 31, 2010.
Capital
Univest continues to remain well-capitalized at March 31, 2011. Univest’s total risk-based capital at March 31, 2011 was 15.89%, well in excess of the regulatory minimum for well capitalized status of 10% for total risk-based capital.
Dividend
On April 1, 2011, Univest Corporation paid a quarterly cash dividend of $0.20 per share, which represented a 4.49% annualized yield based on the closing price of Univest’s stock on the date the dividend was paid.
About Univest Corporation
Headquartered in Souderton, Pa., Univest Corporation of Pennsylvania (www.univest.net) and its subsidiaries serve the financial needs of residents, businesses, and nonprofit organizations in Bucks, Chester, Montgomery and Lehigh counties. For more information on Univest Corporation of Pennsylvania and its subsidiaries, please visit www.univest.net.
# # #
This press release of Univest Corporation and the reports Univest Corporation files with the Securities and Exchange Commission often contain “forward-looking statements” relating to present or future trends or factors affecting the banking industry and, specifically, the financial operations, markets and products of Univest Corporation. These forward-looking statements involve certain risks and uncertainties. There are a number of important factors that could cause Univest Corporation’s future results to differ materially from historical performance or projected performance. These factors include, but are not limited to: (1) a significant increase in competitive pressures among financial institutions; (2) changes in the interest rate environment that may reduce net interest margins; (3) changes in prepayment speeds, loan sale volumes, charge-offs and loan loss provisions; (4) general economic conditions; (5) legislative or regulatory changes that may adversely affect the businesses in which Univest Corporation is engaged; (6) technological issues which may adversely affect Univest Corporation’s financial operations or customers; (7) changes in the securities markets or (8) risk factors mentioned in the reports and registration statements Univest Corporation files with the Securities and Exchange Commission. Univest Corporation undertakes no obligation to revise these forward-looking statements or to reflect events or circumstances after the date of this press release.

Univest Corporation of Pennsylvania
Consolidated Selected Financial Data
March 31, 2011
(Dollars in thousands)

Balance Sheet (Period End)	03/31/11	12/31/10	09/30/10	06/30/10	03/31/10
Assets	$2,108,579	$2,133,893	$2,114,204	$2,088,572	$2,064,822
Securities	445,798	467,024	420,998	434,677	436,368
Loans held for sale	1,451	4,178	3,801	2,485	1,165
Loans and leases, gross	1,442,137	1,471,186	1,467,382	1,449,147	1,427,805
Allowance for loan and lease losses	32,804	30,898	28,883	29,109	27,065
Loans and leases, net	1,409,333	1,440,288	1,438,499	1,420,038	1,400,740
Total deposits	1,665,225	1,686,270	1,677,641	1,609,772	1,572,681
Non-interest bearing deposits	280,337	271,125	272,805	255,880	246,909
NOW, Money Market and Savings	974,158	997,395	969,254	924,242	894,799
Time deposits	410,730	417,750	435,582	429,650	430,973
Borrowings	125,545	143,865	128,905	171,824	187,637
Shareholders’ equity	268,673	266,224	270,773	269,524	267,850

	For the three months ended,
Balance Sheet (Average)	03/31/11	12/31/10	09/30/10	06/30/10	03/31/10
Assets	$2,106,276	$2,125,112	$2,117,708	$2,090,930	$2,038,739
Securities	444,662	449,031	431,193	442,902	409,188
Loans and leases, gross	1,461,037	1,461,766	1,459,820	1,425,278	1,420,830
Deposits	1,670,062	1,689,701	1,642,613	1,606,621	1,537,676
Shareholders’ equity	268,343	271,945	271,045	269,902	269,030

Asset Quality Data (Period End)	03/31/11	12/31/10	09/30/10	06/30/10	03/31/10
Nonaccrual loans and leases, including nonaccrual troubled debt restructured loans and leases	$38,631	$45,232	$33,043	$29,541	$34,856
Accruing loans and leases 90 days or more past due	516	696	899	1,276	303
Accruing troubled debt restructured loans and leases	5,111	550	813	1,499	1,691
Other real estate owned	6,135	2,438	1,557	1,827	2,453
Nonperforming assets	50,393	48,916	36,312	34,143	39,303
Allowance for loan and lease losses	32,804	30,898	28,883	29,109	27,065
Nonperforming loans and leases / Loans and leases	3.07%	3.16%	2.37%	2.23%	2.58%
Allowance for loan and lease losses / Loans and leases	2.27%	2.10%	1.97%	2.01%	1.90%
Allowance for loan and lease losses / Nonperforming loans	74.12%	66.48%	83.10%	90.08%	73.45%

	For the three months ended,
	03/31/11	12/31/10	09/30/10	06/30/10	03/31/10
Net loan and lease charge-offs	$3,228	$4,261	$5,755	$2,821	$2,628
Net loan and lease charge-offs (annualized)/Average loans and leases	0.90%	1.16%	1.56%	0.79%	0.75%

Univest Corporation of Pennsylvania
Consolidated Selected Financial Data
March 31, 2011
(Dollars in thousands, except per share data)

	For the three months ended,
For the period:	03/31/11	12/31/10	09/30/10	06/30/10	03/31/10
Interest income	$21,706	$22,580	$23,060	$22,878	$22,485
Interest expense	2,897	3,380	4,107	4,602	5,380

Net interest income	18,809	19,200	18,953	18,276	17,105
Provision for loan and lease losses	5,134	6,276	5,529	4,865	4,895

Net interest income after provision	13,675	12,924	13,424	13,411	12,210
Noninterest income:
Trust fee income	1,625	1,630	1,450	1,500	1,500
Service charges on deposit accounts	1,336	1,466	1,633	1,812	1,782
Investment advisory commission and fee income	1,162	1,191	1,227	1,152	1,056
Insurance commissions and fee income	2,200	1,740	1,815	1,896	2,243
Bank owned life insurance income	344	410	326	202	332
Other-than-temporary impairment	(7)	(3)	(12)	(42)	(5)
Net gain on sales of securities	—	6	339	38	49
Net (loss) gain on mortgage banking activities	(25)	779	1,246	475	460
Net loss on interest rate swap	—	—	(246)	(516)	(310)
Other income	1,124	2,049	1,106	1,542	1,100

Total noninterest income	7,759	9,268	8,884	8,059	8,207
Noninterest expense
Salaries and benefits	8,983	8,979	9,775	9,469	9,811
Premises and equipment	2,527	2,351	2,435	2,209	2,292
Deposit insurance premiums	713	712	698	663	597
Other expense	4,523	4,148	4,263	4,568	4,379

Total noninterest expense	16,746	16,190	17,171	16,909	17,079

Income before taxes	4,688	6,002	5,137	4,561	3,338
Applicable income taxes	826	1,093	990	831	368

Net income	$3,862	$4,909	$4,147	$3,730	$2,970

Per Common Share Data:
Book value per share	$16.04	$15.99	$16.29	$16.25	$16.17
Net income per share:
Basic	$0.23	$0.30	$0.25	$0.23	$0.18
Diluted	$0.23	$0.30	$0.25	$0.23	$0.18
Dividends per share	$0.20	$0.20	$0.20	$0.20	$0.20
Weighted average shares outstanding	16,712,282	16,645,115	16,621,291	16,589,657	16,535,461
Period end shares outstanding	16,745,935	16,648,303	16,626,900	16,590,710	16,561,807

Univest Corporation of Pennsylvania
Consolidated Selected Financial Data
March 31, 2011

	For the three months ended,
Profitability Ratios (annualized)	03/31/11	12/31/10	09/30/10	06/30/10	03/31/10

Return on average assets	0.74%	0.92%	0.78%	0.72%	0.59%
Return on average shareholders’ equity	5.84%	7.16%	6.07%	5.54%	4.48%
Net interest margin (FTE)	4.24%	4.18%	4.15%	4.11%	3.99%
Efficiency ratio (1)	59.90%	54.20%	58.88%	61.32%	64.33%

Capitalization Ratios

Dividends paid to net income	86.30%	67.85%	80.15%	88.95%	111.55%
Shareholders’ equity to assets (Period End)	12.74%	12.48%	12.81%	12.90%	12.97%
Tangible common equity to tangible assets	10.32%	10.08%	10.46%	10.51%	10.55%

Regulatory Capital Ratios (Period End)

Tier 1 leverage ratio	11.72%	11.54%	11.51%	11.57%	11.82%
Tier 1 risk-based capital ratio	14.59%	14.17%	14.14%	14.25%	14.44%
Total risk-based capital ratio	15.89%	15.47%	15.45%	15.58%	15.78%

(1)	Total operating expenses to net interest income before loan loss provision plus non-interest income adjusted for tax equivalent income.

Distribution of Assets, Liabilities and Shareholders' Equity: Interest Rates and Interest Differential
	For the Three Months Ended March 31,
	2011			2010
	Average	Income/	Average	Average	Income/	Average
Tax Equivalent Basis	Balance	Expense	Rate	Balance	Expense	Rate
Assets:
Interest-earning deposits with other banks	$6,279	$3	0.19%	$14,293	$11	0.31%
U.S. Government obligations	170,658	717	1.70	114,164	742	2.64
Obligations of state and political subdivisions	109,026	1,721	6.40	106,634	1,739	6.61
Other debt and equity securities	164,978	1,529	3.76	188,390	2,019	4.35

Total interest-earning deposits and investments	450,941	3,970	3.57	423,481	4,511	4.32

Commercial, financial, and agricultural loans	428,636	5,171	4.89	409,663	4,666	4.62
Real estate—commercial and construction loans	558,304	7,251	5.27	524,084	7,561	5.85
Real estate—residential loans	244,305	2,641	4.38	260,959	2,858	4.44
Loans to individuals	43,010	626	5.90	47,509	798	6.81
Municipal loans and leases	122,478	1,731	5.73	97,448	1,425	5.93
Lease financings	64,304	1,518	9.57	81,167	1,723	8.61

Gross loans and leases	1,461,037	18,938	5.26	1,420,830	19,031	5.43

Total interest-earning assets	1,911,978	22,908	4.86	1,844,311	23,542	5.18

Cash and due from banks	36,101			31,621
Reserve for loan and lease losses	(32,402)			(26,579)
Premises and equipment, net	34,624			34,859
Other assets	155,975			154,527

Total assets	$2,106,276			$2,038,739

Liabilities:
Interest-bearing checking deposits	$192,676	$64	0.13	$171,978	$57	0.13
Money market savings	308,797	201	0.26	279,912	317	0.46
Regular savings	481,404	463	0.39	415,934	781	0.76
Time deposits	411,030	1,738	1.71	434,166	3,065	2.86

Total time and interest-bearing deposits	1,393,907	2,466	0.72	1,301,990	4,220	1.31

Securities sold under agreements to repurchase	96,446	71	0.30	95,841	117	0.50
Other short-term borrowings	10,269	9	0.36	71,266	685	3.90
Long-term debt	5,000	47	3.81	5,746	47	3.32
Subordinated notes and capital securities	23,994	304	5.14	25,494	311	4.95

Total borrowings	135,709	431	1.29	198,347	1,160	2.37

Total interest-bearing liabilities	1,529,616	2,897	0.77	1,500,337	5,380	1.45

Demand deposits, non-interest bearing	276,155			235,686
Accrued expenses and other liabilities	32,162			33,686

Total liabilities	1,837,933			1,769,709

Shareholders’ Equity
Common stock	91,332			91,332
Additional paid-in capital	61,411			61,420
Retained earnings and other equity	115,600			116,278

Total shareholders’ equity	268,343			269,030

Total liabilities and shareholders’ equity	$2,106,276			$2,038,739

Net interest income		$20,011			$18,162

Net interest spread			4.09			3.73
Effect of net interest-free funding sources			0.15			0.26

Net interest margin			4.24%			3.99%

Ratio of average interest-earning assets to average interest-bearing liabilities	125.00%			122.93%

Notes:
For rate calculation purposes, average loan and lease categories include unearned discount.
Nonaccrual loans and leases have been included in the average loan and lease balances.
Loans held for sale have been included in the average loan balances.
Tax-equivalent amounts for the three months ended March 31, 2011 and 2010 have been calculated using the Corporation’s federal applicable rate of 35.0%.